Exhibit 99.1

News Release

Contact:
Juan José Orellana	Laura Hart
Investor Relations	Public Relations
562-435-3666, ext. 111143	562-506-9208

MOLINA HEALTHCARE OF TEXAS
AWARDED MEDICAID CONTRACTS

Long Beach, California (August 1, 2011) – Molina Healthcare, Inc. (NYSE: MOH) today announced that its wholly owned subsidiary, Molina Healthcare of Texas, Inc., has been tentatively awarded Medicaid managed care contracts by the Texas Health and Human Services Commission (HHSC).  The contract awards by HHSC are for the STAR, STAR+PLUS, and CHIP Medicaid managed care programs, all of which were designed to provide health care, acute and long-term services and support through a managed care system.  Molina Healthcare of Texas retained all of its existing service areas while adding the Hidalgo service area (South Texas Rio Grande service area) and the El Paso service area for both the STAR and STAR+PLUS programs, as well as the Dallas service area for the STAR and CHIP programs.  The contract start date is expected to be in the first quarter of 2012.

“We are very pleased with the opportunity to continue to provide access to quality healthcare for our current STAR, STAR+PLUS and CHIP members, and we look forward to expanding our presence in our newly awarded service areas,” said J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, Inc.  “Our organization is committed to arranging for healthcare services for underserved populations, and we are delighted to augment our partnership with the State of Texas as it expands its Medicaid managed care program in 2012.”

The contract awards to Molina Healthcare of Texas are contingent upon its successful negotiation and execution of a definitive contract with HHSC.  The selection of Molina Healthcare of Texas was made by HHSC in connection with its state-wide expansion of Medicaid and CHIP Managed Care Services and in response to the Request for Proposals (RFP) issued on April 8, 2011.

As of June 30, 2011, Molina Healthcare of Texas served approximately 11,000 STAR beneficiaries, 52,000 STAR+PLUS beneficiaries, and 66,000 CHIP beneficiaries across its existing service areas in the State of Texas.

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MOH Texas Contract Awards

August 1, 2011

About Molina Healthcare, Inc.
Molina Healthcare, Inc. provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program.  Our licensed health plans in California, Florida, Michigan, Missouri, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.6 million members, and our subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida.  More information about Molina Healthcare is available at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” regarding the tentative award of Medicaid managed care contracts to our Texas health plan subsidiary.  All of our forward-looking statements are based on our current expectations that are subject to numerous risk factors that could cause actual results to differ materially.  Such risk factors include, without limitation, risks related to the successful negotiation and execution of a final contract with HHSC, the actual commencement of the contract(s) in the first quarter of 2012, and enrollment under the contracts that is consistent with our expectations.  Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These reports can be accessed under the investor relations tab of our company website or on the SEC’s website at www.sec.gov.  Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements.  All forward‐looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

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